Exhibit 99.1

NEWS RELEASE

DATE:	February 2, 2011	4:00 p.m. E.S.T
CONTACT:	Archie M. Brown, Jr., President and CEO
MainSource Financial Group, Inc. 812-663-6734

MAINSOURCE FINANCIAL GROUP—NASDAQ, MSFG —
Announces Fourth Quarter and Full Year
2010 Operating Results

Greensburg, Indiana (NASDAQ: MSFG) Archie M. Brown, Jr., President and Chief Executive Officer of MainSource Financial Group, Inc., announced today the unaudited financial results for the quarter and year ended December 31, 2010.  For the three months ended December 31, 2010, the Company recorded net income of $4.8 million, or $0.20 per common share, compared to a net loss of $28.6 million in the fourth quarter of 2009.  The loss in 2009 included a non-operating, non-cash goodwill impairment charge of $35.2 million (on a pre-tax basis) taken in accordance with accounting standards for goodwill and other intangible assets.  Excluding the effect of this charge, which reduced earnings by $31.7 million on an after-tax basis, the Company earned on an operating basis a profit for the fourth quarter of 2009 of $3.0 million, or $0.11 per common share.

For the twelve months ended December 31, 2010, the Company reported net income of $14.8 million, or $0.58 per common share, compared to a net loss of $64.1 million in 2009.  The loss for 2009 included goodwill impairment charges of $80.3 million on a pre-tax basis, which equated to $71.9 million on an after-tax basis.  Excluding these non-operating charges in 2009, the Company’s operating earnings were $7.7 million and earnings per common share were $0.24.  For a reconciliation of non-GAAP Net Income Excluding Goodwill Impairment Charges to GAAP Net Income, see “Regulation G Disclosure” below.

Mr. Brown stated, “I am very pleased with the sustained improvement in credit quality.  New non-accrual loans declined for the third consecutive quarter and net charge-offs were at their lowest level in six quarters.  As a result, provision expense for the fourth quarter declined to $6 million, the lowest level since the third quarter of 2008.  Provision expense for the quarter slightly exceeded net charge-offs.  The continued improvement in credit quality led to the improvement in earnings.”

Mr. Brown continued, “I am also very pleased that our net interest margin remained over 4% for the quarter.  The strong net interest margin combined with robust service charge and mortgage income enabled our revenue to increase 1.5% on a sequential quarter basis and decline by less than one percent from the fourth quarter of 2009.  Revenue will be a chief concern in 2011 as loan demand remains weak, mortgage originations have slowed due to the recent increases in interest rates and pending regulatory changes may impact overdraft and interchange fees.”

Regarding full year 2010 performance Mr. Brown stated, “I am pleased with our stable revenue and strong net interest margin for 2010.  Our net income on an operating basis rebounded from $.24 per common share in 2009 to $.58 per common share and this was directly related to the lower provision expense for the year.   We continued to make improvements throughout the year in credit quality performance.  I believe the trough in credit performance for MainSource was early in 2010.  Since that time we have experienced slow but steady improvement as evidenced by three quarters of lower non-accrual loans and net charge-offs.  Additionally new inflows of problem loans continued to diminish each quarter of the year.”

Mr. Brown concluded, “While we saw earnings and credit improvement during 2010, the economy still remains in a weakened state.  We remain diligent in our efforts to continue to restore our credit quality to pre recession levels and I expect significant improvement to be made during the next year.   We believe that as our loan quality continues to improve and our balance sheet strengthens, we will be positioned for growth.   To that end we have made and continue to make significant investments in checking account acquisition strategies, loan origination practices, employee and customer engagement, operational process improvements and updating technology.”

4TH QUARTER RESULTS

NET INTEREST INCOME

Net interest income was $24.9 million for the fourth quarter of 2010.  Net interest margin, on a fully-taxable equivalent basis, was 4.01% for the fourth quarter of 2010 which was sixteen basis points above the fourth quarter of 2009 and thirteen basis points lower than the third quarter of 2010.  During the third quarter of 2010, the Company received a payoff of a $6.0 million non-performing loan.  As a result of this payoff, the Company recovered $1.2 million in interest income.  Excluding this interest recovery, the Company net interest margin would have been 3.96% for the third quarter of 2010.

NON-INTEREST INCOME

The Company’s non-interest income was $10.7 million for the fourth quarter of 2010, which was equal to the amount realized in the same period in 2009.  During the fourth quarter of 2010 the Company sold the property and casualty business lines of its insurance division and recognized a gain of $900 thousand (pre-tax).  This gain was offset by the decrease in gains on the sales of investment securities and the loss of revenue of $500 thousand related to the aforementioned insurance division sale.  On a linked-quarter basis, non-interest income increased by $1.3 million.

NON-INTEREST EXPENSE

The Company’s non-interest expense was $24.2 million for the fourth quarter of 2010 compared to $57.5 million for the same period in 2009.  The fourth quarter of 2009 included a goodwill impairment charge of $35.2 million.  Excluding the effect of this charge, fourth quarter 2009 non-interest expense would have been $22.3 million.  Increases in employee-related costs were the primary cause of the increase as these expenses were $12.6 million in the fourth quarter of 2010 compared to $11.3 million for the same period in 2009.  Increased profit-sharing expense and commissions related to mortgage loan originators were the primary causes of the increase in employee expenses.  On a linked quarter basis, employee expenses were relatively flat.

FULL YEAR RESULTS

NET INTEREST INCOME

Net interest income was $101.3 million for the full year 2010, which represents an increase of $3.3 million or 3.3% over the net interest income for the twelve months ended December 31, 2009.  The slight decrease in the volume of earnings assets was more than offset by an increase in the Company’s net interest margin.  Net interest margin, on a fully-taxable equivalent basis, was 4.08% for the full year 2010 compared to 3.82% for the full year 2009.  The increase in the Company’s net interest margin was primarily due to the shift in the Company’s funding mix from higher-priced borrowings and time deposits to lower-priced transaction-based deposits.

NON-INTEREST INCOME

The Company’s non-interest income was $41.3 million for the full year 2010 compared to $40.0 million for 2009. An increase in realized gains on the sales of investment securities of $1.7 million, an increase in service charge income of $900 thousand, and an increase in brokerage income of $600 thousand was offset by the decrease in mortgage banking income of $1.4 million.

NON-INTEREST EXPENSE

The Company’s non-interest expense was $92.3 million for the full year 2010 compared to $167.5 million for 2009.  The full year 2009 included goodwill impairment charges of $80.3 million.  Excluding the effect of these charges, the Company’s non-interest expense would have been $87.2 million for that period.  Employee costs increased by $3.7 million driven by normal merit increases, higher mortgage loan commission expense, the de novo office in Columbus, Indiana, and the full-year effect of the branch acquisitions in May 2009.  In addition, the Company incurred additional costs for credit and collection costs related to its elevated level of non-performing assets.

ASSET QUALITY

Non-performing assets (excluding troubled debt restructurings) were $80.7 million as of December 31, 2010, a decrease of approximately $8.6 million on a linked-quarter basis.  Net charge-offs were $5.9 million for the fourth quarter of 2010 and represented 1.38% of average loans on an annualized basis.  For the full year 2010, net charge-offs were $39.3 million or 2.21% of average loans.  Non-performing assets represented 2.92% of total assets as of December 31, 2010 compared to 3.13% as of September 30, 2010 and 3.12% as of December 31, 2009.  The Company’s allowance for loan losses as a percent of total outstanding loans was 2.53% as of December 31, 2010 compared to 2.47% as of December 31, 2009.  Total loan loss provision expense was $6.0 million in the fourth quarter of 2010.

MAINSOURCE FINANCIAL GROUP

(unaudited)

(Dollars in thousands except per share data)

	Three months ended December 31		Twelve months ended December 31
Income Statement Summary	2010	2009	2010	2009
Interest Income	$32,244	$35,607	$134,571	$143,241
Interest Expense	7,381	10,344	33,319	45,233
Net Interest Income	24,863	25,263	101,252	98,008
Provision for Loan Losses	6,000	11,000	35,250	46,310
Noninterest Income:
Insurance commissions	32	515	1,711	2,071
Trust and investment product fees	673	677	2,363	1,743
Mortgage banking	2,514	1,731	7,642	9,028
Service charges on deposit accounts	4,581	4,593	17,462	16,537
Gain on sales of securities	1	1,078	2,979	1,263
Interchange income	1,398	1,692	5,487	5,178
Other	1,495	461	3,647	4,230
Total Noninterest Income	10,694	10,747	41,291	40,050
Noninterest Expense:
Employee	12,549	11,266	50,138	46,342
Occupancy	1,648	1,604	6,654	6,660
Equipment	2,093	2,016	7,855	7,468
Intangible amortization	516	552	2,066	2,199
Telecommunications	462	448	1,882	2,015
Stationary, printing, and supplies	371	395	1,478	1,608
Goodwill impairment	—	35,234	—	80,310
FDIC assessment	1,293	1,430	4,940	4,976
Other	5,252	4,577	17,239	15,954
Total Noninterest Expense	24,184	57,522	92,252	167,532
Earnings (Loss) Before Income Taxes	5,373	(32,512)	15,041	(75,784)
Provision (benefit) for Income Taxes	585	(3,876)	239	(11,645)
Net Income (Loss)	$4,788	$(28,636)	$14,802	$(64,139)
Preferred Dividends & Accretion	$(764)	$(764)	$(3,054)	$(2,919)
Net Income (Loss) Available to Common Shareholders	$4,024	$(29,400)	$11,748	$(67,058)

	Three months ended December 31		Twelve months ended December 31
Average Balance Sheet Data	2010	2009	2010	2009
Gross Loans	$1,715,634	$1,935,646	$1,780,184	$1,981,567
Earning Assets	2,596,173	2,717,943	2,607,721	2,649,031
Total Assets	2,872,920	2,990,893	2,878,372	2,930,903
Noninterest Bearing Deposits	275,060	248,329	259,607	238,411
Interest Bearing Deposits	2,001,322	2,058,645	1,999,615	1,957,723
Total Interest Bearing Liabilities	2,257,164	2,388,425	2,286,704	2,327,051
Shareholders’ Equity	311,895	326,802	304,852	339,554

	Three months ended December 31		Twelve months ended December 31
Per Share Data	2010	2009	2010	2009
Diluted Earnings (Loss) Per Common Share	$0.20	$(1.46)	$0.58	$(3.33)
Cash Dividends Per Common Share	0.01	0.01	0.04	0.255
Market Value - High	10.76	7.04	10.76	15.16
Market Value - Low	7.68	4.45	4.40	4.45
Average Outstanding Shares (diluted)	20,181,228	20,136,362	20,154,384	20,136,362

	Three months ended December 31		Twelve months ended December 31
Key Ratios	2010	2009	2010	2009
Return on Average Assets	0.66%	-3.80%	0.51%	-2.19%
Return on Average Equity	6.09%	-34.76%	4.86%	-18.89%
Net Interest Margin	4.01%	3.85%	4.08%	3.82%
Efficiency Ratio (1)	65.50%	60.07%	62.51%	61.55%
Net Overhead to Average Assets (1)	1.86%	1.53%	1.77%	1.61%

	December 31	September 30	June 30	March 31	December 31
Balance Sheet Highlights	2010	2010	2010	2010	2009
Total Loans (Excluding Loans Held for Sale)	$1,680,971	$1,725,241	$1,755,201	$1,824,824	$1,885,447
Allowance for Loan Losses	42,605	42,460	41,436	43,025	46,648
Total Securities	806,071	812,160	741,351	727,279	714,607
Goodwill and Intangible Assets	71,021	72,527	73,044	73,561	74,077
Total Assets	2,769,312	2,853,541	2,851,700	2,861,257	2,906,530
Noninterest Bearing Deposits	268,390	270,212	270,682	256,099	250,438
Interest Bearing Deposits	1,943,174	1,982,417	1,973,643	1,963,264	2,020,212
Other Borrowings	202,182	230,251	240,496	269,003	272,231
Shareholders’ Equity	302,570	311,996	303,592	297,787	294,462

	December 31	September 30	June 30	March 31	December 31
Other Balance Sheet Data	2010	2010	2010	2010	2009
Book Value Per Common Share	$12.24	$12.71	$12.29	$12.01	$11.84
Loan Loss Reserve to Loans	2.53%	2.46%	2.36%	2.36%	2.47%
Loan Loss Reserve to Non-performing Loans	61.51%	52.86%	48.28%	47.25%	58.05%
Nonperforming Assets to Total Assets	2.92%	3.13%	3.27%	3.54%	3.12%
Tangible Common Equity Ratio	6.50%	6.59%	6.28%	6.03%	5.80%
Outstanding Shares	20,136,362	20,136,362	20,136,362	20,136,362	20,136,362

	December 31	September 30	June 30	March 31	December 31
Asset Quality	2010	2010	2010	2010	2009
Loans Past Due 90 Days or More and Still Accruing	$990	$624	$421	$1,055	$3,279
Non-accrual Loans	68,279	79,705	85,399	89,999	77,074
Other Real Estate Owned	11,479	9,020	7,501	10,107	10,386
Total Nonperforming Assets (NPA’s)	$80,748	$89,349	$93,321	$101,161	$90,739
Troubled Debt Restructurings	22,250	10,234	12,860	11,500	11,839
Total NPA’s with Troubled Debt Restructurings	$102,998	$99,583	$106,181	$112,661	$102,578

Net Charge-offs - YTD	$39,293	$33,439	$27,462	$13,123	$34,245
Net Charge-offs as a % of average loans	2.21%	2.48%	3.02%	2.85%	1.73%

(1) 2009 ratios exclude a goodwill impairment charge of $35.2 million for the quarter and $80.3 million for 12 months.

Regulation G Disclosure

This press release includes non-GAAP financial measures. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliations provided below, provides meaningful information and therefore we use it to supplement our GAAP information. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to provide an additional measure of performance.  We believe this information is helpful in understanding the results of operations separate and apart from items that may, or could, have a disproportionate positive or negative impact in any given period.

During both the second and fourth quarters of 2009, the Company recorded non-cash goodwill impairment charges.  The Company believes that excluding the after-tax effects of these charges from its discussion of the Company’s core operating results will provide investors with a basis to compare the Company’s operating results on a quarter by quarter basis without the material distortions caused by this non-operating charge.  The following table reconciles the non-GAAP financial measure “Net Income Excluding Goodwill Impairment Charge” with Net Income calculated and presented in accordance with GAAP.

	Quarter Ended	EPS
	12/31/09	Impact
Net Income as Reported	$(28,636)	$(1.46)
Goodwill Impairment Charge, Net of Income Tax	(31,677)	(1.57)
Net Income Excluding Goodwill Impairment Charge	$3,041	$0.11

	Twelve Months
	Ended	EPS
	12/31/09	Impact
Net Income as Reported	$(64,139)	$(3.33)
Goodwill Impairment Charge, Net of Income Tax	(71,868)	(3.57)
Net Income Excluding Goodwill Impairment Charge	$7,729	$0.24

MainSource Financial Group is listed on the NASDAQ National Market (under the symbol: “MSFG”) and is a community-focused, financial holding company with assets of approximately $2.8 billion. The Company operates 69 offices in 32 Indiana counties, 6 offices in 3 Illinois counties, 4 offices in 3 Kentucky counties, and 6 offices in 2 Ohio counties through its banking subsidiary, MainSource Bank, Greensburg, Indiana. Through its non-banking subsidiaries, MainSource Insurance LLC, and MainSource Title LLC, the Company provides various related financial services.

Forward-Looking Statements

Except for historical information contained herein, the discussion in this press release includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are covered by the safe harbor provisions of those sections.  These statements are based upon management expectations, goals and projections, which are subject to numerous assumptions, risks and uncertainties (many of which are beyond management’s control). Factors which could cause future results to differ materially from these expectations include, but are not limited to, the following: general economic conditions; legislative and regulatory initiatives; monetary and fiscal policies of the federal government; deposit flows; the costs of funds; general market rates of interest; interest rates on competing investments; demand for loan products; demand for financial services; changes in accounting policies or guidelines; changes in the quality or composition of the Company’s loan and investment portfolios; the Company’s ability to integrate acquisitions; the impact of our acquisition strategy; and other factors, including various “risk factors” as set forth in our most recent Annual Report on Form 10-K and in other reports we file from time to time with the Securities and Exchange Commission.  These reports are available publicly on the SEC website, www.sec.gov, and on the Company’s website, www.mainsourcefinancial.com.